                                   EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation in Amendment No. 3 to Registration Statement No. 33-62779 on Form S-3 of our report dated March 5, 2003 (which report includes an explanatory paragraph relating to the Company's adoption of SFAS No. 144 on January 1, 2002), appearing in this Annual Report on Form 10-K of Alexander's, Inc. for the year ended December 31, 2002.




Deloitte & Touche LLP
Parsippany, New Jersey
March 5, 2003